Exhibit 8.1

Subsidiaries of the registrant

	Company name in English	Jurisdiction of Incorporation
01	Nidec America Corporation	U.S.A
02	Nidec Singapore Pte. Ltd.	Singapore
03	P.T. Nidec Indonesia	Indonesia
04	Nidec Electronics (Thailand) Co., Ltd.	Thailand
05	Nidec Precision (Thailand) Co., Ltd.	Thailand
06	Nidec Hi-Tech Motor (Thailand) Co., Ltd.	Thailand
07	Nidec Taiwan Corporation	Taiwan
08	Nidec (H.K.) Co., Ltd.	Hong Kong
09	Nidec (Dalian) Limited	China
10	Nidec Electronics GmbH	Germany
11	Nidec Philippines Corporation	Philippines
12	Nidec Precision Philippines Corporation	Philippines
13	Nidec-Kyori Corporation	Japan
14	Nidec Machinery Corporation	Japan
15	Nidec Total Service Corporation	Japan
16	Nidec Total Service (Zhejiang) Corporation	China
17	Nidec Nemicon Corporation	Japan
18	Nemicon Noise Corporation	Japan
19	Nidec Korea Corporation	Korea
20	Nidec-Shimpo Corporation	Japan
21	Nidec-Read Corporation	Japan
22	Nidec-Read Taiwan Corporation	Taiwan
23	Nidec-Shimpo America Corporation	U.S.A
24	Coneart Kilns Incorporated	Canada
25	Shimpo Drives Incorporation	U.S.A
26	Nidec-Shimpo Philippines Corporation	Philippines
27	Nidec -Shimpo (Shanghai) International Trading Co., Ltd.	China
28	Nidec-Shimpo (Zhejiang) Corporation	China
29	Nidec Tosok Corporation	Japan
30	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
31	Nidec Tosok (Shanghai) Co., Ltd.	China
32	Nidec Copal Corporation	Japan
33	Nidec Copal Philippines Corporation	Philippines
34	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
35	Nidec Copal Precision Parts Corporation	Japan
36	Nidec Copal (Thailand) Co., Ltd.	Thailand
37	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
38	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
39	Nidec Copal (U.S.A) Corporation	U.S.A
40	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
41	Nidec Copal (Zhejiang) Co., Ltd.	China
42	Nidec Copal Electronics Corporation	Japan
43	Nidec Copal Electronics, Inc.	U.S.A
44	Nidec Copal Electronics GmbH	Germany
45	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
46	Nidec Copal Electronics (Korea) Co.,Ltd.	Korea
47	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
48	Globa Service Inc.	Japan
49	Globa Sales Co., Ltd.	Japan
50	Kansai Globa Sales Co., Ltd.	Japan
51	Nidec Shibaura Corporation	Japan
52	Nidec Shibaura (Zhejiang) Co., Ltd.	China
53	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
54	Nidec Shibaura (H.K.) Limited	Hong Kong
55	Nidec Steel Products (Zhejiang) Co., Ltd.	China
56	Nidec Power Motor Corporation	Japan
57	Nidec Seiko Corporation	Japan
58	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
59	Nidec (New Territories) Co., Ltd.	China
60	Nidec System Engineering (Zhejiang) Corporation	China
61	Nidec (Zhejiang) Corporation	China
62	Nidec (Dongguan) Limited	China
63	Nidec (Shanghai) International Trading Co., Ltd.	China
64	Sankyo Ryutsu Kogyo Co., Ltd.	Japan
65	Sankyo Seiki Mfg. Co., Ltd.	Japan
66	Sankyo Quoris Co., Ltd.	Japan
67	Sankyo Service Engineering Co., Ltd.	Japan
68	Sankyo Kaihatsu Co., Ltd.	Japan
69	Sankyo Shoji Co., Ltd.	Japan
70	Sankyo Seiki (America) Inc.	U.S.A
71	Nidec Sankyo Taiwan Corporation	Taiwan
72	Sankyo Seiki (Singapore) Pte., Ltd.	Singapore
73	Sankyo precision (Malaysia) Sdn. Bhd.	Malaysia
74	Sankyo Seiki (Fuzhou) Co., Ltd.	China
75	Sankyo Seiki (Shanghai) Co., Ltd.	China
76	Nidec Subic Philippines Corporation	Philippines
77	Sankyo Seiki (Hong Kong) Co., Ltd.	Hong Kong
78	Sankyo Electronics (Shaoguan) Co., Ltd.	China
79	Sankyo Seiki (Shenzhen) Co., Ltd.	China
80	Nissin Kohki Co., Ltd.	Japan
81	Tohhoku Nissin Kohki Co., Ltd.	Japan
82	HK Nissin Kohki Co., Ltd.	Hong Kong
83	P. T. Indonesia Nissin Kohki	Indonesia
84	Dalian Nissin Kohki Co., Ltd.	China
85	Tokyo Pigeon Co., Ltd.	Japan
86	Tokyo Pigeon Mfg. Pte., Ltd.	Singapore
87	Tokyo Pigeon (Hong Kong) Co., Ltd.	Hong Kong
88	P. T. Tokyo Pigeon Indonesia	Indonesia